UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $1.00 per share	ARGO	New York Stock Exchange
Guarantee of Argo Group U.S., Inc. 6.500% Senior Notes due 2042	ARGD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 2, 2019, Voce Catalyst Partners LP (“Voce”) sent a letter to Argo Group International Holdings, Ltd. (the “Company”) requesting that the Company set a record date and inform Voce of such record date no later than December 12, 2019. On, December 6, 2019, Voce filed a definitive consent statement relating to its pending solicitation of consents from shareholders of the Company to requisition a special general meeting of shareholders. On December 9, 2019, the Board of Directors of the Company set as the record date for such consent solicitation January 8, 2020, being the earliest possible date in compliance with Rule 14a-13 under the Securities Exchange Act of 1934. Also on December 9, 2019, the Company’s counsel sent a letter to Voce’s counsel informing them of the Board’s determination. A copy of the letter from the Company’s counsel to Voce’s counsel, dated December 9, 2019, is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements And Exhibits

(d) Exhibits:

99.1	Letter, dated December 9, 2019, to counsel for Voce Catalyst Partners LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2019	ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
	Name:	Jay S. Bullock
	Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX KAI HAAKON E. LIEKEFETT +1 (212) 839-8744 KLIEKEFETT@SIDLEY.COM AMERICA • ASIA PACIFIC • EUROPE

December 9, 2019

Via Email and FedEx

Aneliya Crawford, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Re:

Shareholder Request To Set A Record Date For Determining Shareholders Entitled To Express Their Consent And Authorization To Requisition A Special General Meeting of the Shareholders of Argo Group International Holdings, Ltd.

Dear Ms. Crawford:

On behalf of our client, Argo Group International Holdings, Ltd. (the “Company”), I am writing in response to the letter (the “Request Letter”) of your client, Voce Catalyst Partners LP (“Voce”), dated December 2, 2019.

In the Request Letter, you requested, on behalf of Voce, that the Board of Directors of the Company (the “Board”) set a record date in connection with Voce’s undertaking to solicit the written consent and authorization of shareholders of the Company to requisition a special general meeting of shareholders of the Company for the purposes stated in the Request Letter (the “Voce Consent Solicitation”). You also requested that the Board inform Voce in writing by December 12, 2019.

Today, the Board met and set the close of business on January 8, 2020 as the record date (the “Record Date”) for the determination of Company shareholders who are entitled to execute, withhold or revoke consents in connection with the Voce Consent Solicitation. The Record Date is the earliest possible record date in compliance with Rule 14a-13 under the Securities Exchange Act of 1934.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Aneliya Crawford, Esq.

Schulte Roth & Zabel LLP

December 9, 2019

This letter is being sent on behalf of the Company while expressly reserving, and without waiving, any and all rights and defenses that the Company may have with respect to the Request Letter and any further requests or actions of Voce. Nothing herein should be construed as an admission that the Request Letter or the Voce Consent Solicitation complies with applicable law and regulations.

Should you have questions regarding the foregoing, please contact me at (212) 839-8744 or my partner Thomas J. Kim at (202) 736-8615.

Very truly yours,

/s/ Kai Haakon E. Liekefett

cc:	J. Daniel Plants, Chief Investment Officer, Voce Capital Management LLC

Craig S. Comeaux, Vice President, Secretary, and Corporate Counsel, Argo Group International Holdings, Ltd.

Thomas J. Kim, Sidley Austin LLP